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[NEWS RELEASE www.embraer.com GRAPHIC OMITTED] [EMBRAER LOGO GRAPHIC OMITTED]



     EMBRAER REPORTS SECOND QUARTER DELIVERIES AND TOTAL COMPANY BACKLOG

     Sao Jose dos Campos, July 02, 2003 - Embraer (Bovespa: EMBR3 and EMBR4;
     NYSE: ERJ) today announced the second quarter 2003 deliveries for its Commercial, Corporate and Defense markets, as well as the total Company backlog.

     The deliveries by segment were as follows:

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

     ------------------------------------------------------------------------------------------------------
               Deliveries by Segment             1st Quarter 03       2nd Quarter 03       1st Half 03
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------
     Commercial Market

     ------------------------------------------------------------------------------------------------------
         ERJ 135                                        3                    6                  9
     ------------------------------------------------------------------------------------------------------
         ERJ 140                                        4                    6                  10
     ------------------------------------------------------------------------------------------------------
         ERJ 145                                       15                   13                  28
     ------------------------------------------------------------------------------------------------------
     Total Commercial Market                           22                   25                  47
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------
     Corporate Jet Market

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         Legacy / EMB 135 / EMB145                      1                    3                  4
     ------------------------------------------------------------------------------------------------------
     Total Corporate Jet Market                         1                    3                  4
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------
     Defense (*)                                        -                    -                  -
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------
     Total                                             23                   28                  51
     ------------------------------------------------------------------------------------------------------
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     (*) Includes deliveries for governmental transportation only.

     Embraer's firm order backlog as of June 30, 2003 totalled US$ 10.3 billion. As of the same date, backlog including options reached US$ 27.1 billion.


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     Embraer's commercial aircraft sales order book at June 30, 2003 is summarized as follows:

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

     ---------------------------------------------------------------------------------------------------

                 Product              Firm Orders     Options   Deliveries      Firm Order Backlog

     ---------------------------------------------------------------------------------------------------
     Commercial Market

     ---------------------------------------------------------------------------------------------------
         ERJ 135                          121            6          100                 21
     ---------------------------------------------------------------------------------------------------
         ERJ 140                          174           45          68                  106
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         ERJ 145                          581           434         502                 79
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         EMBRAER 170                      119           157          -                  119
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         EMBRAER 190                      110           120          -                  110
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         EMBRAER 195                       15           32           -                  15
     ---------------------------------------------------------------------------------------------------
     Total                               1,120          794         670                 450
     ---------------------------------------------------------------------------------------------------
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     Information to Editors
     ----------------------

     Embraer-Empresa Brasileira de Aeronautica S.A. is a major aerospace company with 33 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, and offices and customer service bases in Australia, China, France, Singapore and the United States, the Company, as of the end of the 1st Quarter 2003, has a total workforce of 12,407 people. Embraer is among Brazil's leading exporting companies. As of June 30, 2003 Embraer's firm order backlog totaled US$ 10.3 billion and the total backlog, including options, equaled US$ 27.1 billion.

     IR Contacts
     -----------

     Anna Cecilia Bettencourt
     Gustavo Poppe
     Milene Petrelluzzi
     Paulo Ferreira
     Phone: 55 (12) 3927 1216
     Fax 55 (12) 3922 6070
     e-mail: mercapit@embraer.com.br
             -----------------------

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     This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations.

     The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

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

Press   Headquarters               North America          Europe, Middle East
Offices                                                   and Africa
        Rosana Dias:               Doug Oliver:
        rosana.dias@embraer.com.br doliver@embraer.com    Stephane Guilbaud:
        Cell: +55 12 9724-4929     Phone: +1 954 359 3414 sguilbaud@embraer.fr
        Phone: +55 12 3927 1311    Cell: +1 954 232 9560  Phone: +33 (0) 1 49 38 44 55
        Fax: +55 012 3927 2411     Fax: +1 954 359 4755   Cell: +33 (0) 6 75 22 85 19
                                                          Fax: +33 (0) 1 49 38 44 56
                                   Andrea Bottcher:
                                   abottcher@embraer.com  Catherine Fracchia
                                   Phone: +1 954 359 3432 cfracchia@embraer.fr
                                   Cell: +1 954 439 1830  Phone: +33 (0) 1 49 38 45 30
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